Exhibit 23.2 - Consent of Auditor

TELFORD     SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Cougar Holdings Inc.
(An Exploration Stage Company)

RE: INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of Cougar Holdings Inc. (An Exploration Stage Company) on Form S-8 of our report dated August 20, 2004, incorporated in the Annual Report on Form 10-KSB of Cougar Holdings Inc. (An Exploration Stage Company) for the year ended June 30, 2004.

Yours truly,

/s/ TELFORD SADOVNICK, P.L.L.C.

TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington

October 25, 2004

114 West Magnolia Street, Suite 423, Bellingham, Washington  98225
Telephone: (360) 392-2886     Facsimile: (360) 392-2887